As filed with the Securities and Exchange Commission on March 16, 2006
Registration No. 333-88386

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
TASER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	86-0741227
(State or Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
17800 N. 85th St.
Scottsdale, Arizona 85255
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Patrick W. Smith
Chief Executive Officer
TASER International, Inc.
17800 N. 85th St.
Scottsdale, Arizona 85255
(480) 991-0797
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Douglas Klint
Vice President and General Counsel
TASER International, Inc.
17800 N. 85th St.
Scottsdale, Arizona 85255
(480) 991-0797
     Approximate date of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES
     Taser International, Inc., a Delaware corporation (“TASER”), filed a Registration Statement on Form S-3 (Registration No. 333-88386) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on May 16, 2002 registering for issuance shares of TASER Common Stock pursuant to the exercise of outstanding underwriter, public and other common stock purchase warrants. The Commission declared the Registration Statement effective on or about June 1, 2002.
     In accordance with the undertaking in Part II, Item 17 of the Registration Statement and pursuant to Item 512(a)(3) of Regulation S-B, TASER files this Post-effective Amendment No. 2 to the Registration Statement to remove from registration under the Registration Statement all shares which remain unsold under the Registration Statement as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (Registration No. 333-88386) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 16, 2006.

TASER International, Inc.
By	/s/ Patrick W. Smith
Patrick W. Smith
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick W. Smith Patrick W. Smith	Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2006

Daniel M. Behrendt	Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2006

/s/ Thomas P. Smith* Thomas P. Smith	President and Director (Principal Financial and Accounting Officer)	March 16, 2006

/s/ Phillips W. Smith, Ph.D.* Phillips W. Smith, Ph.D.	Director and Chairman of the Board	March 16, 2006

/s/ Bruce R. Culver* Bruce R. Culver	Director	March 16, 2006

Matthew R. McBrady, Ph.D* Matthew R. McBrady, Ph.D.	Director	March 16, 2006

Mark W. Kroll, Ph.D.	Director	March 16, 2006

Judy Martz	Director	March 16, 2006

/s/ Patrick W. Smith
*By:

Patrick W. Smith, Attorney-in-fact
030767\00012\681292 V001

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